HAVERTY FURNITURE COMPANIES, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

SECTION 1
PURPOSE

1.1    Purpose

The purpose of the Non-Employee Director Compensation Plan (the “Plan”) is to enable Haverty Furniture Companies, Inc. (the “Company”) to compensate non-employee members (each, a “Non-Employee Director”) of the Company’s Board of Directors (the “Board”) who contribute to the Company’s success by their abilities, ingenuity and industry, and to better ensure that the interest of such Non-Employee Directors are more closely aligned with the interests of the Company’s stockholders. This Plan replaces in its entirety the Haverty Furniture Companies, Inc. Amended and Restated Non-Employee Director Compensation Plan (the “Prior Plan”).

SECTION 2
ADMINISTRATION

2.1    Nominating, Compensation and Governance Committee

The Plan shall be administered by the Nominating, Compensation and Governance Committee of the Board (the “NCG Committee”).  The day-to-day administration of the Plan shall be administered by a committee consisting of the chairman of the Board, chief executive officer and corporate secretary of the Company or such other senior officers as the chief executive officer shall designate (the “Administrative Committee”).  Under the direction and guidance of the NCG Committee of the Board, the Administrative Committee shall interpret the Plan, shall recommend to the NC&G Committee amendments and rescissions of rules relating to it from time to time as it deems proper and in the best interest of the Company and shall take any other action necessary for the administration of the Plan.

SECTION 3
PARTICIPATION

3.1    Participants

Each person who is a Non-Employee Director on the Effective Date (as defined in Section 6.1 of the Plan) shall become a participant in the Plan on the Effective Date.  Thereafter, each Non-Employee Director shall become a participant immediately upon election or appointment to the Board, as applicable.

SECTION 4
SHARES AVAILABLE FOR THE PLAN

4.1    Maximum Number of Shares

Subject to 4.2, the maximum number of shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”) which may at any time be awarded under the Plan is five hundred thousand (500,000) shares of Common Stock.  From and after the Effective Date (as defined in Section 6.1 of the Plan), no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding. Awards may be from shares held in the Company’s treasury.

4.2    Adjustment to Shares of Stock Issuable Pursuant to the Plan

In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock split-up, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change in corporate structure or change affecting the capitalization of the Company, an equitable adjustment shall be made to the number of shares issuable under this Plan as the Board determines is necessary or appropriate, in its discretion, to give proper effect to such corporate action.  Any such adjustment determined in good faith by the Board shall be conclusive and binding for all purposes of this Plan.

SECTION 5
COMPENSATION

5.1    Amount of Compensation

The annual retainer, annual stock grant, meeting fees (if applicable), committee fee or any other compensation paid to Non-Employee Directors (“Director Compensation”) shall be determined by the NCG Committee and set forth on Schedule I hereto. Director Compensation, other than the annual stock grant, shall be paid, unless deferred pursuant to the current Director’s Deferred Compensation Plan, or any successor thereto, as amended from time to time (“Deferred Compensation Plan”), as provided in this Section 5.

5.2    Annual Retainer

(a)    Annual Retainer. The annual retainer (“Annual Retainer”) shall be determined by the NCG Committee and set forth on Schedule I hereto. The Annual Retainer shall consist of cash (the “Cash Retainer”) and Common Stock (the “Equity Retainer”).  Except as otherwise provided in Section 5.8 hereof, the Equity Retainer shall be granted on the first Payment Date of the Annual Period. The Cash Retainer shall be paid quarterly.

In the discretion of each Non-Employee Director, he or she may, by written election made on or before October 31 of the calendar year prior to the Annual Period, elect to receive 100% of his or her Annual Retainer in shares of Common Stock. Such election shall be irrevocable with respect to the next Annual Period’s Annual Retainer and shall be effective for the next succeeding Payment Date.

(b)    Determination of Number of Shares of Common Stock Issuable. On the first day of the Annual Period each year, the number of whole shares of Common Stock to be paid to a Non-Employee Director in respect of such Non-Employee Director’s Equity Retainer shall be determined by dividing the dollar amount of the Annual Retainer to be paid in Common Stock by the Market Price (as hereinafter defined) of the Common Stock as of the first day of the Annual Period (or if the first day of the Annual Period is not a day on which trading is conducted on the securities market or exchange on which the Common Stock is then traded, then as of the last such trading day occurring before the first day of the Annual Period).  No fractional share shall be paid pursuant to this Section 5.2(b) and in lieu thereof the Non-Employee Director shall be paid the cash equivalent of any such fraction share.

For the purpose of this Plan, “Market Price” shall mean, as of any date, the closing price of the Common Stock on such date as quoted by the New York Stock Exchange or, if the Common Stock is then traded on a different securities market or exchange, the closing price of such Common Stock as quoted on such market or exchange.

5.3    Annual Stock Grant

The Annual Stock Grant Value (“Annual Stock Grant Value”) shall be determined by the NCG Committee and set forth on Schedule I hereto. Except as otherwise provided in Section 5.8 hereof, each Non-Employee Director in service on the first payment date of the Annual Period shall receive a grant of shares of fully-vested Common Stock (the “Annual Stock Grant”). The number of shares of Common Stock in the Annual Stock Grant shall be determined by (A) dividing the Annual Stock Grant Value as in effect for that Annual Period by the Market Price of the Common Stock on the date of grant of the Annual Stock Grant, and (B) rounding to the nearest whole number.

5.4     Meeting Fees; Committee Chairman Fees

In addition to payment of the Annual Retainer and the Annual Stock Grant provided for in Sections 5.2 and 5.3, respectively, each Non-Employee Director may be paid additional fees in cash for attendance at Board and committee meetings (“Meeting Fee”).  An annual committee chair retainer fee shall be paid in cash to each Non-Employee Director who is serving as chairman of each of the Board’s standing committees (“Committee Chairman Fee”). In addition, other fees may be paid from time to time, including committee membership fees, lead director retainers, etc.  The Meeting Fees, if any, the Committee Chairman Fee, and any additional fees shall be determined by the NCG Committee from time to time and set forth on Schedule I hereto.

5.5     Deferral of Compensation

Each Director may, by October 31 of each calendar year prior to the Annual Period or at such later time as may be provided by Treasury Regulations promulgated under Section 409A of the Code, elect to (i) receive his or her Director Compensation for the Annual Period in the form of cash or Common Stock, paid in accordance with Section 5.2 and 5.3, (ii) defer receipt of the cash and/or common stock portion of his or her Annual Retainer, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan, (iii) defer receipt of any applicable Meeting Fees and/or Committee Chairman Fees, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan, (iii) defer receipt of shares underlying the Annual Stock Grant, in accordance with, and pursuant to the terms and conditions of, the Deferred Compensation Plan or (iv) any combination thereof.  If no election is received by the Company, then the Non-Employee Director shall be deemed to have made an election to receive his or her Annual Retainer, Meeting Fees and Committee Chairman Fees, if applicable, and Annual Stock Grant in the same manner as the prior Annual Period.  An election under this Section 5.5 and in accordance with the terms of the Deferred Compensation Plan shall apply to the Director Compensation earned during the Annual Period (as defined below) for which the election is effective.

5.6     Payment Dates

The term “Payment Date” shall mean the first day of the Annual Period.

5.7     Annual Period

The term “Annual Period” shall mean the period which begins on the Company’s Annual Stockholders Meeting and terminates the day before the succeeding Annual Stockholders Meeting.

5.8    Mid-Year Appointment

If a Non-Employee Director is appointed to the Board on a date other than the Annual Stockholders Meeting, then (i) his or her Annual Retainer and Annual Stock Grant shall be prorated based on the number of calendar days between the date that Non-Employee Director is appointed to the Board and the next scheduled Annual Stockholders Meeting; and (ii) his or her Equity Retainer and Annual Stock Grant, pro-rated as provided herein, shall be granted on the date that his or her service on the Board commences.

SECTION 6
GENERAL PROVISIONS

6.1    Effective Date and Term of Plan

The Plan was adopted by the Board on February 24, 2023, and approved by the Company’s stockholders on May 8, 2023 (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 6.2, until the date immediately preceding the tenth (10th) anniversary of the Effective Date.

6.2    Termination and Amendment

Subject to the approval of the NCG Committee and the Board, the Administrative Committee may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval required; provided however, that to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required.  The Board, at the recommendation of the NCG Committee, may at any time suspend the operation of or terminate the plan.  No amendment, suspension or termination may impair the right of a Non-Employee Director or the Non-Employee Director’s designated beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination.

6.3    Six Month Holding Period

All shares of Common Stock issued under the Plan must be held for six months from the date of issuance prior to any disposition by the Non-Employee Director.

6.4    Applicable Law

The Plan shall be construed and governed in accordance with the laws of the State of Georgia.